UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2013

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Re-Loan of Equity Transfer Agreement Proceeds

As previously disclosed, on May 10, 2013, Unigene entered into a letter agreement with Victory Park Management, LLC (“Agent”), as agent for Victory Park Credit Opportunities, L.P., Victory Park Credit Opportunities Intermediate Fund, L.P., VPC Fund II, L.P., and VPC Intermediate Fund II (Cayman), L.P. (collectively, the “Lenders”) pursuant to which the Lenders agreed to re-loan to Unigene (a) $500,000 of the Nordic sale proceeds used to make a mandatory prepayment of the Lender’s notes as soon as reasonably practicable after such mandatory prepayment of the notes and (b) the remaining amount of the sale proceeds used to make a mandatory prepayment of the notes following the execution and delivery of an agreement among Unigene, the Agent, the Jaynjean Levy Family Limited Partnership and Jean Levy regarding the affiliate indebtedness, which agreement shall be in form and substance acceptable to the Agent in its sole discretion.  The conditions precedent to the making of the loan described in clause (b) of the preceding sentence shall be the issuance of the applicable notes evidencing such loans, the execution and delivery of the agreement described in clause (b) of the preceding sentence by all parties thereto, and that no Event of Default (other than the Designated Events of Default and Incipient Events of Default, each as defined in the First Amendment to the Amended and Restated Financing Agreement, dated as of March 16, 2010 (the “Restated Financing Agreement”) as amended by the Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012, by and among the Company and the VPC Parties (the “Forbearance Agreement”), and any Event of Default in existence on May 10, 2013 for which Unigene has provided notice to Agent or for which Agent otherwise has actual knowledge as of such date (excluding, for the avoidance of doubt, any Event of Default predicated on Section 10.1(r) of the Restated Financing Agreement)) has occurred and is continuing.

On May 14, 2013, Unigene, the Agent and the Lenders entered into an amended and restated version of the foregoing letter agreement that, in addition to including the terms described in the foregoing paragraph, clarified that the conversion price of the existing notes held by the Lenders will not be adjusted under Section 2(e) of such notes solely as a result of the issuance and delivery of the promissory notes evidencing the re-loan of the Nordic sale proceeds.

On May 14, 2013, the Company issued to VPC Fund II, L.P., upon the terms and conditions stated in the Second Amendment to Amended and Restated Financing Agreement, by and among the Company, the Agent and the Lenders (the “Second Amendment”), a senior secured convertible note in the aggregate principal amount of $500,000 (the “Re-Loan Note”).  The maturity date of the Re-Loan Note is June 7, 2013. The Re-Loan Note will accrue interest at a rate per annum equal to the greater of (x) the prime rate (announced by Citibank N.A. from time to time) plus 5% and (y) 15%, which, in the absence of an event of default, accrued and unpaid interest due and payable with respect to the Re-Loan Note shall, instead of being required to be paid in cash, shall be capitalized and added to the outstanding principal balance of the Re-Loan Note payable on the maturity date; provided, however, in the event of a default (such as currently exists, as described in the Company’s SEC filings, including the Annual Report on Form 10-K for the year ended December 31, 2012), the Re-Loan Note will accrue interest at the default interest rate per annum equal to eighteen percent (18%).

The Re-Loan Note is convertible into shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at the lender’s option. The initial conversion rate for the Re-Loan Note is calculated by dividing the sum of the principal to be converted plus all accrued and unpaid interest thereon by $0.09 per share.  The conversion rate under the Re-Loan Note is subject to adjustment, including a reduction in the conversion rate in the event the Company issues certain shares of Common Stock at a purchase price less than the then current conversion price in the future.

The description of the Re-Loan Note does not purport to be complete and is qualified in its entirety by reference, as applicable, to copy filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Re-Issue Notes

As previously disclosed, on May 7, 2013, Unigene, Nordic (and, for limited purposes, NU-Co Development GmBH) entered into an equity transfer agreement (the “Equity Transfer Agreement”), pursuant to which Nordic agreed to purchase Unigene’s entire ownership interest in a Swiss GmbH joint development vehicle in exchange for a payment of $1,000,000 to Unigene, due immediately upon the execution of the Equity Transfer Agreement. The Equity Transfer Agreement also provides for the termination of the Joint Development Agreement, and provides for mutual releases by Unigene and Nordic of certain claims relating to the Joint Development Agreement.  On May 13, 2013, the payment of $1,000,000 was received by Unigene and, pursuant to the terms of the Forbearance Agreement, the proceeds received from the transaction were remitted to the Lenders to be applied to the outstanding senior secured notes.

Effective May 14, 2013, the senior secured promissory notes were reissued to reflect the current amounts outstanding under the notes as a result of the $1,000,000 payment under the Equity Transfer Agreement.  After accounting for the $1,000,000, the reissued notes reflect the following principal loan amounts as of such date:

Lender	Principal
Victory Park Credit Opportunities, L.P.;	$12,678,474.42
Victory Park Credit Opportunities
Intermediate Fund, L.P.;	$11,200,846.30
VPC Fund II, L.P.	$5,577,045.76
VPC Intermediate Fund II (Cayman), L.P.	$6,647,521.85

All other terms and conditions of the Re-Issue Notes remain the same.  After accounting for the $1,000,000 payment under the Equity Transfer Agreement and the Re-Loan Note, approximately $41,800,000 remains outstanding under the senior secured notes held by the Lenders, as of May 14, 2013.

The Restated Financing Agreement and the transactions contemplated thereby were previously disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2010. The Forbearance Agreement and the transactions contemplated thereby were previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on September 26, 2012.  The Second Amendment and the transactions contemplated thereby were previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on April 12, 2013.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K under the title is hereby incorporated into this Item 3.02 by reference. The Company has relied on (i) Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), for sales not involving a public offering of securities and (ii) Rule 506 under the Securities Act for sales to an accredited investor.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1	Second Amendment Re-Loan Note dated May 14, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Ashleigh Palmer
Ashleigh Palmer – Chief Executive Officer

Date:       May 20, 2013

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Second Amendment Re-Loan Note dated May 14, 2013